Exhibit 10.1

AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

This Amended and Restated Securities Purchase Agreement (this “Amendment and Restatement”) is made effective as of the Expiration Date (as defined in the Offer and Consent Solicitation (as defined below)) (the “Effective Date”) and has been consented to by FOXO Technologies Inc., a Delaware corporation (the “Company”), and the Requisite Holders (as defined below). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in that certain Securities Purchase Agreement, dated January 25, 2021 (as amended from time to time prior to the date hereof, the “Original Securities Purchase Agreement”), which governs all of the Securities (as defined below) prior to the Effective Date.

RECITALS

WHEREAS, subject to the terms and conditions set forth in the Original Securities Purchase Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, FOXO Technologies Operating Company (“Legacy FOXO”) issued to accredited investors (the “Securityholders”) 12.5% Original Issue Discount Convertible Debentures (as amended, the “Original Debentures”) and warrants to purchase shares of Legacy FOXO’s Class A common stock (as amended, the “Original Warrants” and together with the Original Debentures, the “Original Securities”);

WHEREAS, the Original Securities Purchase Agreement and the Original Warrants were assumed by the Company in connection with a business combination between the Company’s predecessor, Delwinds Insurance Acquisition Corp., and Legacy FOXO, consummated on September 15, 2022 (the “Business Combination” and such warrants, as assumed, the “Assumed Warrants” and together with the Original Securities, the “Securities”), and the Original Debentures were mandatorily converted into shares of Class A common stock of Legacy FOXO and then exchanged into shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), upon consummation of the Business Combination;

WHEREAS, in connection with the Company’s tender offer with respect to the exchange of the Assumed Warrants for shares of Class A Common Stock, as set forth in that certain Offer to Exchange Warrants to Acquire Shares of Class A Common Stock and Consent Solicitation of FOXO Technologies Inc., dated April 27, 2023 (the “Offer and Consent Solicitation”), a copy of which has been delivered to each Holder, the Company will exchange each tendered Assumed Warrant for shares of Class A Common Stock, on the terms and subject to the conditions set forth in the Offer and Consent Solicitation, which is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g);

WHEREAS, concurrently with the Offer and Consent Solicitation, the Company is also soliciting, in exchange for shares of Class A Common Stock (the “PIK Note Offer to Amend”), the approval of certain amendments to that certain Senior Promissory Note Purchase Agreement, dated September 20, 2022, between the Company and the purchasers party thereto (the “PIK Note Amendment”), pursuant to which the Company has issued 15% Senior Promissory Notes to accredited investors (the “PIK Notes”);

WHEREAS, the Company also plans to offer shares of Class A Common Stock or Common Stock Equivalents in exchange for a general release by the former holders of the 10% Original Issue Discount Convertible Debentures issued in 2022 by Legacy FOXO (the “2022 Debentures”), which 2022 Debentures were exchanged by the Company for Class A Common Stock in connection with the Business Combination, subject to stockholder approval and other conditions to be determined by the Company, at a future date to be determined by the Company;

WHEREAS, the Company may conduct in a private placement an equity, equity-linked or debt financing resulting in gross proceeds to the Company no greater than $5 million (the “Private Placement”) and/or a registered offering of the Company’s equity, equity-linked or debt securities resulting in gross proceeds to the Company no greater than $20 million if the. PIK Note Amendment has been approved, and pursuant to such Private Placement each investor who participates in the Private Placement who was a holder of Assumed Warrants or a holder of PIK Notes as of the commencement of the Offer and Consent Solicitation and the PIK Note Offer to Amend, as applicable, and each former holder of 2022 Debentures, may receive additional shares of Class A Common Stock or Common Stock Equivalents as further consideration for participating in the Private Placement, in addition to the equity purchase price and other terms of such Private Placement offered to all investors; and

WHEREAS, in connection with the foregoing transactions, the Company and the Requisite Holders (as defined below) desire to amend the Original Securities Purchase Agreement as set forth herein and to restate the Original Securities Purchase Agreement in its entirety to read as set forth in the Original Securities Purchase Agreement with the amendments set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.	Amendments to Original Securities Purchase Agreement. Effective as of the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the definition of “Exempt Issuance” in Section 1.1 of the Original Securities Purchase Agreement is hereby amended by deleting the word “and” immediately prior to clause (f) thereof and adding the following new clauses (g), (h), (i), (j) and (k) at the end thereof:

“(g) shares of Common Stock in connection with the exchange offer by the Company (the “Exchange Offer”) to exchange for Common Stock all of the warrants exchanged for those warrants issued pursuant to this Agreement in a private placement with an exercise price of $6.21 per share of Common Stock, subject to adjustment (the “Assumed Warrants”), (h) shares of Common Stock in connection with the approval of certain amendments to the terms of the Company’s outstanding 15% Senior Promissory Notes (the “PIK Notes”) pursuant to an offer by the Company (the “PIK Note Offer to Amend”) conducted concurrently with the Exchange Offer (the “PIK Note Amendment”), (i) shares of Common Stock or Common Stock Equivalents in connection with the general release by the former holders of the 10% Original Issue Discount Convertible Debentures issued in 2022 by FOXO Technologies Operating Company (the “2022 Debentures”), which 2022 Debentures were exchanged by the Company for Common Stock in connection with a business combination between FOXO Technologies Operating Company and the Company’s predecessor, Delwinds Insurance Acquisition Corp., (j) if the Company conducts (x) a private placement of equity, equity-linked or debt financing resulting in gross proceeds to the Company no greater than $5 million (the “Private Placement”) and/or (y) a registered offering of the Company’s equity, equity-linked or debt securities resulting in gross proceeds to the Company no greater than $20 million (“Public Financing”), because the PIK Note Amendment has been approved, (A) shares of Common Stock or Common Stock Equivalents issued or issuable in such Private Placement and/or Public Financing and (B) shares of Common Stock or Common Stock Equivalents that may be offered by the Company to each investor who participates in the Private Placement who was a holder of Assumed Warrants or PIK Notes as of the commencement of the Exchange Offer or the PIK Note Offer to Amend, as applicable, and each former holder of 10% Original Issue Discount Convertible Debentures issued in 2022 by FOXO Technologies Operating Company, as further consideration for participating in the Private Placement, in addition to the equity purchase price and other terms of such Private Placement offered to all investors, and (k) shares of Common Stock or Common Stock Equivalents issued or deemed to be issued by FOXO Technologies Operating Company or the Company on or after January 25, 2021 and before the Expiration Date (as defined in that certain Offer to Exchange Warrants to Acquire Shares of Class A Common Stock and Consent Solicitation of FOXO Technologies Inc., dated April 27, 2023).”

2.	Conditions to Effectiveness. This Amendment and Restatement shall become effective as of the Effective Date contemporaneously for the entirety of the Securityholders pursuant to Section 5.5 of the Original Securities Purchase Agreement, only if the holders of Assumed Warrants that purchased at least 50.01% in interest of the Original Debentures (based on the initial Subscription amounts thereof) (the “Requisite Holders”) have consented to this Amendment and Restatement by executing and delivering, on or prior to the Expiration Date, a Letter of Transmittal and Consent, together with any other required documents in accordance with the terms of the Offer and Consent Solicitation, electing thereby to participate in the Offer and Consent Solicitation.

3.	Approval of Amendment and Restatement; No Execution Required. By a Securityholder’s execution and delivery of a Letter of Transmittal and Consent, together with any other required documents in accordance with the terms of the Offer and Consent Solicitation, electing thereby to participate in the Offer and Consent Solicitation, such Securityholder shall be deemed to have authorized, approved, consented to and executed this Amendment and Restatement.

4.	Effect of Amendment and Restatement. As of the Effective Date, this Amendment and Restatement amends, restates, supersedes and replaces in its entirety any prior agreement or understanding between the parties relating to the subject matter hereof, including the Original Securities Purchase Agreement, according to the terms and provisions set forth herein.

5.	References to and Effect on the Original Securities Purchase Agreement.

a.	On and after the effectiveness of this Amendment and Restatement, each reference in the Original Securities Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Original Securities Purchase Agreement, and each reference in the applicable Transaction Documents to “the Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Original Securities Purchase Agreement, shall mean and be a reference to this Amendment and Restatement.

b.	Without limiting any of the other provisions of the Original Securities Purchase Agreement, as amended and restated by this Amendment and Restatement, any references in the Original Securities Purchase Agreement to the phrases “on the date hereof”, “on the date of this Agreement” or words of similar import shall mean and be a reference to the date of the Original Securities Purchase Agreement (which is January 25, 2021).